Exhibit 99.1

FOR IMMEDIATE RELEASE February 27, 2014	For information contact: Kelly C. Clarke (804) 727-6321

Apple REIT Seven, Apple REIT Eight and Apple REIT Nine
Shareholders Approve Definitive Merger Agreement

RICHMOND, VA, February 27, 2014 – Apple REIT Seven, Inc. (“Apple Seven”), Apple REIT Eight, Inc. (“Apple Eight”) and Apple REIT Nine, Inc. (“Apple Nine,” and together with Apple Seven and Apple Eight, the “Companies,” or individually, a “Company”), each of which is a real estate investment trust (REIT), announced today that their shareholders have approved the previously-announced definitive merger agreement and related mergers pursuant to which Apple Seven and Apple Eight will combine with Apple Nine in two merger transactions.  Approximately 93 percent of Apple Seven’s units, 93 percent of Apple Eight’s units and 89 percent of Apple Nine’s units present at the special meetings were voted in favor of the transactions.  The Companies currently expect the mergers to close on Friday, February 28, 2014 and become effective as of March 1, 2014.  The completion of the mergers remains subject to the satisfaction of certain customary closing conditions.

About Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc.

Apple Seven, Apple Eight and Apple Nine are REITs focused on the ownership of hotels that generate attractive returns for our shareholders. The Companies’ hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Renaissance® Hotels, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Embassy Suites Hotels®, Home2 Suites by Hilton®, Homewood Suites by Hilton®, Hilton®, Hilton Garden Inn®, Hampton Inn®, and Hampton Inn & Suites® brands. The Apple Seven portfolio consists of 48 continuing hotels, containing a total of 6,205 guestrooms in 18 states. The Apple Eight portfolio consists of 51 hotels, containing a total of 5,914 guestrooms in 19 states. The Apple Nine portfolio consists of 89 hotels, containing a total of 11,371 guestrooms in 27 states. Additional information about the Companies can be found online at www.applereitseven.com, www.applereiteight.com and www.applereitnine.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely,” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of any Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, [the ability of any Company to obtain third-party approvals required to consummate the proposed mergers]; the satisfaction or waiver of other conditions in the merger agreement; a material adverse effect on any Company; the outcome of any legal proceedings that have or may be instituted against any Company and

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others related to the merger agreement; the ability of any Company to implement its operating strategy; any Company’s ability to manage planned growth; the outcome of current and future litigation and regulatory proceedings or inquiries; changes in economic cycles; and competition within the hotel industry. Although each Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by any Company or any other person that the results or conditions described in such statements or the objectives and plans of any Company will be achieved. In addition, each Company’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in each Company’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Apple Seven with the SEC on March 6, 2013 and the Annual Reports on Form 10-K filed by Apple Eight and Apple Nine, respectively, with the SEC on March 7, 2013. Any forward-looking statement speaks only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

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